Exhibit 10.47

FIRST AMENDMENT

TO

WHOLESALE PRODUCT PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO WHOLESALE PRODUCT PURCHASE AGREEMENT (this “Amendment”) is made this 27th day of November, 2018 (“Amendment Effective Date”), by and between Priority Healthcare Distribution, Inc., doing business as CuraScript SD Specialty Distribution, a Florida corporation having offices at 255 Technology Park, Lake Mary, Florida 32746, (“Distributor”), and United Therapeutics Corporation (“UT”), a Delaware corporation having offices at 1040 Spring Street, Silver Spring, Maryland. Distributor and UT are each referred to in this Agreement as a “Party,” collectively, the “Parties.”

WHEREAS, the Parties entered into that certain Wholesale Product Purchase Agreement (the “Agreement”), dated as of January 1, 2018 (the “Effective Date”); and

WHEREAS, as a matter of course of performance the Parties performed certain obligations as of the Effective Date, due to an administrative error such performance was not detailed in the Agreement;

WHEREAS, the Parties desire to amend and revise the Agreement as provided herein, ; and

NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      As of the Effective Date Distributor provided, and continues to provide, certain distribution services for UT’s PAP and CAP programs. Section 1.15 is hereby added to the Agreement describing such services as follows:

PAP AND CAP.  Distributor will support UT’s PAP and CAP programs, as defined and described in EXHIBIT B. UT may terminate the PAP and CAP programs in its sole and absolute discretion upon thirty (30) days advance written notice to Distributor. Following the termination date, Distributor shall no longer distribute UT Product on consignment to Accredo (as set forth in EXHIBIT B) free of charge for use in the PAP and CAP programs.

2.                                      As of the Effective Date Distributor provided, and continues to provide, certain distribution services for UT’s PAP and CAP programs. The service fees for these services shall be calculated based on Exhibit B to the Agreement, which is hereby amended to include Section IV as follows:

IV. Maintenance of PAP and CAP Inventory

UT maintains a Continued Access Program (“CAP”) and a Patient Assistance Program (“PAP”) for purposes of providing UT Product to eligible patients free of charge.  These programs are administered in part with the assistance of Accredo Health Group, Inc. (“Accredo”), under a separate agreement between UT and Accredo.  In order to enable Accredo to perform services related to the PAP and CAP programs, UT shall supply, free of charge, mutually-agreed quantities of UT Product for the PAP and CAP programs, which Distributor shall distribute to Accredo upon request by Accredo for the sole purpose of administering the CAP and PAP programs.

All UT Product delivered to Distributor for use in the CAP and PAP programs shall be consigned inventory, maintained and tracked at all times by Distributor in a segregated manner from all commercially purchased or RHAP product. Distributor is responsible for risk of loss to all UT Product on hold for the CAP and PAP programs if such Product is lost, damaged or destroyed solely while in Distributor’s possession or control and such loss, damage or destruction arises out of the negligence or willful misconduct of Distributor. For clarity, the Parties acknowledge that UT Product is not in Distributor’s possession or control while being shipped from Distributor to Accredo.

As the Distributor’s sole compensation for maintaining CAP and PAP inventory, UT agrees that the 30 basis point fee outlined in Section III shall be payable for CAP and PAP shipments to Distributor, with the 30 basis point fee being calculated based on an assumed WAC price equivalent to the WAC price of UT Product then in effect for commercial supply of UT Product to Distributor. The Parties agree and acknowledge that the Services outlined in Section I (Distribution Services) apply to the maintenance of PAP and CAP inventory, and as such the 30 basis point fee reflects fair market value for these services.

3.                                      Except as amended and supplemented hereby, all of the terms and conditions of the Agreement shall remain and continue in full force and effect and apply hereto.

IN WITNESS WHEREOF, each of the undersigned, duly authorized, has executed this Amendment, effective as of the Effective Date.

PRIORITY HEALTHCARE DISTRIBUTION, INC.		UNITED THERAPEUTICS CORPORATION

By:	/s/ Earl English	By:	/s/ Kevin T. Gray

Print Name:	Earl English	Print Name:	Kevin Gray

Title:	President	Title:	Senior Vice President, Strategic Operations

Date:	11-28-18	Date:	11-29-2018